As filed with the Securities and Exchange Commission on January 31, 2007
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTRA HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1478870

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)
ALTRA HOLDINGS, INC. 2004 EQUITY INCENTIVE PLAN
(Full Title of Plan)

Michael L. Hurt
Chief Executive Officer
Altra Holdings, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Craig W. Adas
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, California 94065
(650) 802-3000
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee
Common Stock, par value $0.001 per share	2,210,355 shares	$14.40	$31,829,112	$3,406

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the plan by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee, based upon the average of the high and low prices of the Company’s Common Stock on January 25, 2007, as reported by the NASDAQ Global Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission by Altra Holdings, Inc. (the “Registrant”) are incorporated herein by reference:
(a)	The Registrant’s Prospectus filed on December 15, 2006 pursuant to Rule 424(b) of the Securities Act, containing audited financial statements for the Registrant’s latest fiscal year;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on December 15, 2006, December 20, 2006, January 4, 2007 and January 26, 2007; and

(c)	The description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A/A filed on December 13, 2006, including any amendment or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The following is a summary of the statute, charter and bylaw provisions or other arrangements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such. All the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, three of the Registrant’s directors, Messrs. Conte, Paterson and Gold, are also indemnified by insurance policies maintained and held by Genstar Capital, LLC.
     Section 145 of Delaware General Corporation Law.
     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.
     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a Delaware corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
     Certificate of Incorporation Provisions on Indemnification.
     The Registrant’s Certificate of Incorporation provides that a director of the corporation shall not be personally liable to either the corporation or any of its stockholder for monetary damages for a breach of fiduciary duty except for (i) breaches of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (iii) as required by Section 174 of the DGCL or (iv) a transaction resulting in an improper personal benefit. In addition the corporation has the power to indemnify any person serving as a director, officer or agent of the corporation to the fullest extent permitted by law.
     By-law Provisions on Indemnification.
     The Registrant’s By-laws provide generally that the corporation has the power to indemnify its directors, officers, employees and agents who are or were a party, or threatened to be made a party, to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was the director, officer, employee or agent of the corporation, or is or was serving in such a position at its request of any other corporation, partnership, joint venture, trust or other enterprise.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

3.1(1)	Second Amended and Restated Certificate of Incorporation of Altra Holdings, Inc., dated as of December 20, 2006.
3.2(1)	Amended and Restated Bylaws of Altra Holdings, Inc., dated as of December 20, 2006.
4.1(2)	Altra Holdings, Inc. 2004 Equity Incentive Plan.
4.2(3)	Amendment to Altra Holdings, Inc. 2004 Equity Incentive Plan.
4.3(1)	Second Amendment to Altra Holdings, Inc. 2004 Equity Incentive Plan.
5.1	Opinion of Weil, Gotshal & Manges LLP (filed herewith).
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of BDO Stoy Hayward LLP, independent chartered accountants (filed herewith).
23.3	Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

(1)	Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-137660) filed with the Commission on December 4, 2006.

(2)	Incorporated by reference to Altra Industrial Motion, Inc.’s Registration Statement on Form S-4 (File No. 333-124944) filed with the Commission on May 16, 2005.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-137660) filed with the Commission on September 29, 2006.
Item 9. Undertakings.
     (a)   The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase in or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act)

that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Quincy, State of Massachusetts, on this 31st day of January, 2007.

ALTRA HOLDINGS, INC.
By:	/s/ David A. Wall
	Name:	David A. Wall
	Title:	Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David A. Wall and Todd Patriacca, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 31, 2007

/s/ David A. Wall David A. Wall	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	January 31, 2007

/s/ Frank E. Bauchiero Frank E. Bauchiero	Director	January 31, 2007

/s/ Jean-Pierre L. Conte Jean-Pierre L. Conte	Director	January 31, 2007

/s/ Darren J. Gold Darren J. Gold	Director	January 31, 2007

Signature	Title	Date

/s/ Larry McPherson Larry McPherson	Director	January 31, 2007

/s/ Richard D. Paterson Richard D. Paterson	Director	January 31, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1(1)	Second Amended and Restated Certificate of Incorporation of Altra Holdings, Inc., dated as of December 20, 2006.
3.2(1)	Amended and Restated Bylaws of Altra Holdings, Inc., dated as of December 20, 2006.
4.1(2)	Altra Holdings, Inc. 2004 Equity Incentive Plan.
4.2(3)	Amendment to Altra Holdings, Inc. 2004 Equity Incentive Plan.
4.3(1)	Second Amendment to Altra Holdings, Inc. 2004 Equity Incentive Plan.
5.1	Opinion of Weil, Gotshal & Manges LLP (filed herewith).
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of BDO Stoy Hayward LLP, independent chartered accountants (filed herewith).
23.3	Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

(1)	Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-137660) filed with the Commission on December 4, 2006.

(2)	Incorporated by reference to Altra Industrial Motion, Inc.’s Registration Statement on Form S-4 (File No. 333-124944) filed with the Commission on May 16, 2005.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-137660) filed with the Commission on September 29, 2006.